Exhibit 99.1

RUBICON PROJECT TO ACQUIRE CHANGO - WILL BRING ACCESS TO AN ADDITIONAL $35 BILLION OF INTENT MARKETING SPEND TO PREMIUM ADVERTISING MARKETPLACE; ACCELERATE BUYER CLOUD INITIATIVES

Acquisition of Canada’s “Fastest-Growing Technology Company” To Accelerate Buyer Business By More Than One Year; Expand Future Offerings to include Keyword, Contextual Targeting, Retargeting, CPC, CPA

LOS ANGELES & TORONTO – March 31, 2015 – Rubicon Project (NYSE: RUBI), a global technology company leading the automation of advertising, today announced it has reached a definitive agreement to acquire privately held Chango Inc., which specializes in intent marketing technology. Chango is Canada’s fastest-growing technology company, as recognized in 2014 by Deloitte’s Technology Fast 50 for Canada. The aggregate consideration will be approximately $122 Million (including contingent consideration), primarily in stock.

The Chango acquisition will enable Rubicon Project to expand its premium advertising marketplace with intent marketing technology that includes access to keyword, contextual targeting and retargeting budgets. Through this acquisition the Company will bring access to an additional $35 billion of intent marketing spend to the Rubicon Project marketplace.

The acquisition also reinforces Rubicon Project’s direct order automation technology and rapidly expands its Buyer Cloud initiatives, specifically through the advancement of its Orders (Guaranteed Orders and Non-Guaranteed Orders) platform, and will increase direct integrations with premium brands and agencies that constitute a large base of Chango’s current customers, including more than 60 of the Fortune 500 advertisers.

“The team at Chango has done an extraordinary job engineering and deploying their intent marketing technology; they have built terrific products and a stellar team,” commented Frank Addante (@FrankAddante), CEO, Founder & Chief Product Architect, Rubicon Project. “Chango’s technology brings keyword, contextual targeting and retargeting to premium display, mobile and video advertising. This will enable us to bring intent marketing budgets to an independent, open marketplace that serves premium buyers and sellers at scale for the first time. Our combined capabilities will help to grow and innovate, while also fueling a rapid acceleration of Rubicon Project’s overall Buyer Cloud business, advancing our technology roadmap and team build out by more than one year.”

The integration of Chango’s technology into the Rubicon Project marketplace will provide the platform’s entire base of premium buyers and sellers access to intent marketing capabilities.

Chango’s technology - processing 1 trillion page views per month and billions of search events from engines such as Google, Yahoo! and Bing - combined with Rubicon Project’s infrastructure and premium footprint of buyers and sellers will enable the data processing technology to be brought to market on a massive scale. While standard keyword search can indicate a basic level of intent, Chango’s technology takes basic keyword search data and delivers ads to consumers based on both the initial search, plus the contextual information from the content on a website or application’s page. The end result for marketers is a sophisticated integration of search keyword and premium contextual targeting capabilities. The acquisition will also enable Rubicon Project to expand its price offerings in the future, evolving from a purely CPM (cost per thousand impressions) model to incorporate CPC (cost per click) and CPA (cost per acquisition) offerings currently under development by Chango.

“Rubicon Project has been the leader in advertising automation since its inception in 2007,” commented Chris Sukornyk (@sukornyk), CEO & Founder of Chango. “Joining the Rubicon Project team will enable us to collectively provide buyers and sellers with a more complete way of buying and selling premium advertising. This deal will enable us to leverage Rubicon Project’s massive reach of sellers, buyers and consumers to accelerate our combined market share and bring intent marketing to premium display, mobile and video advertising at an even greater scale.”

“Chango’s momentum, combined with Rubicon Project’s scale and holistic end-to-end offering, provides tremendous synergies for not only our business but for the entire marketplace. We expect this transaction to be accretive within the first twelve months with strong growth opportunities,” said Todd Tappin, COO and CFO, Rubicon Project.

Reaffirms Confidence in Q1 2015 Financial Outlook

Rubicon Project’s first quarter ending March 31, 2015 is tracking well, and the Company reaffirmed its confidence in its financial guidance on a stand alone basis for the first quarter of 2015 as previously provided.

Conference Call Information:

Rubicon Project will host a conference call on March 31, 2015 at 2:00 PM (PT) / 5:00 PM (ET) to discuss its proposed acquisition of Chango. To access the conference call by telephone, interested parties should dial (877) 201-0168 (domestic) or (647) 788-4901 (international) and use conference ID 15677377. A telephonic replay of the conference call will be available for one week. To access the telephonic replay, interested parties should dial (855) 859-2056 (domestic) or (404) 537-3406 (international) and use conference ID 15677377. An audio webcast of the conference call will also be available within the “Events and Presentations” section of Rubicon Project’s investor relations website.

Forward-Looking Statements

This press release and management’s prepared remarks during the conference call referred to above include, and management’s answers to questions during the conference call may include, forward-looking statements, including statements based upon or relating to our expectations, assumptions, estimates, and projections. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “anticipate,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms, and similar expressions. Forward-looking statements include, but are not limited to, the size and growth of the intent marketing business, continued growth in Chango’s business, acceleration in the development of our buy-side business as a result of the transaction, development of our Orders business and Chango’s retargeting, CPC, and CPA capabilities, synergies between Chango’s brand and agency clients and our seller clients, integration of Chango’s data and other technologies into our business, our ability to leverage our platform to take advantage of Chango’s business model including pricing and products, accretion resulting from the transaction within 12 months, and the final purchase price and dilution resulting from the transaction. Forward-looking statements also include our guidance and other statements concerning our anticipated performance, including revenue, margin, cash flow, balance sheet, and profit expectations; development of our technology; introduction of new offerings; scope and duration of client relationships; business mix; sales growth; client utilization of our offerings; market conditions and opportunities; financial measures including Adjusted EBITDA, Adjusted EBITDA margin, and non-GAAP earnings (loss) per share; operational measures including managed revenue, paid impressions, average CPM, and take rate; and factors that could affect these and other aspects of our business.

Forward-looking statements are not guarantees of future performance; they reflect our current views with respect to future events and are based on assumptions and estimates and subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from expectations or results projected or implied by forward-looking statements. The intent marketing business may grow slower than anticipated, or Chango may not benefit from growth in the market to the degree we expect due to stronger offerings by competitors or other factors. Integrating the Chango business with ours may be difficult for various reasons, and Chango’s success in its market may be more difficult to translate to our client base and infrastructure than we anticipate, making synergies elusive. Market practices and regulation related to data capture and use are complex and evolving, and development or enforcement of restrictions could diminish Chango’s data-driven competitive advantages. Integration with us could distract Chango management or cause cultural challenges that might result in slower than expected growth in Chango’s business, and competitive pressures could have the same effect. Key Chango employees might be difficult to retain. Some Chango clients might perceive conflicts with us and shift business to Chango competitors, and some of our clients might perceive conflicts with Chango and therefore reduce their business with us. Market pressures could erode the profitability of Chango’s business. Chango’s retargeting, CPC, and CPA offerings are under development and may not be embraced by the market and grow in accordance with our expectations. Our Orders business is still evolving and may not meet our growth or profitability expectations. Sellers might be reluctant to shift additional inventory types to us to meet evolving demand we anticipate from Chango’s clients. Chango’s business is based on short-term insertion orders, and clients may reduce or terminate their spending with Chango on short notice and without penalty.

In addition, Chango’s business is subject to many of the same risks that affect our business, and other risks applicable to us will affect Chango as a part of Rubicon Project following the closing of the transaction. These risks include our ability to grow rapidly and to manage our growth effectively; our ability to develop innovative new technologies and remain a market leader; our ability to attract and retain buyers and sellers and increase our business with them; the freedom of buyers and sellers to direct their spending and inventory to competing sources of inventory and demand; our ability to use our solution to purchase and sell higher value advertising and to expand the use of our solution by buyers and sellers utilizing evolving digital media platforms; our ability to introduce new solutions and bring them to market in a timely manner; uncertainty of our estimates and expectations associated with new offerings, including private marketplace, mobile, bidding, and solutions; our ability to maintain a supply of advertising inventory from sellers; our limited operating history and history of losses; our ability to continue to expand into new geographic markets; the effects of increased competition in our market and our ability to compete effectively and to maintain our pricing and take rate; potential adverse effects of malicious activity such as fraudulent inventory and malware; the effects of seasonal trends on our results of operations; costs associated with defending intellectual property infringement and other claims; our ability to attract and retain qualified employees and key personnel; our ability to consummate future acquisitions of or investments in complementary companies or technologies; our ability to comply with, and the effect on our business of, evolving legal standards and regulations, particularly concerning data protection and consumer privacy; and our ability to develop and maintain our corporate infrastructure, including our finance and information technology systems and controls.

We discuss many of these risks and additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements under the heading “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operations” in our periodic reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2014. More detailed information, including a copy of the Arrangement Agreement pursuant to which the transaction is to take place, is set forth in the Current Report on Form 8-K we filed in connection with the Chango acquisition agreement. Additional information will also be set forth in other filings we make from time to time with the SEC. Also, these forward-looking statements represent our estimates and assumptions only as of the date of this press release. Unless required by federal securities laws, we assume no obligation to update any of these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated, to reflect circumstances or events that occur after the statements are made.

Without limiting the foregoing, we generally give guidance only in connection with quarterly and annual earnings announcements, without interim updates, and we may appear at industry conferences or make other public statements without disclosing material nonpublic information in our possession. Given these uncertainties, investors should not place undue reliance on these forward-looking statements. Investors should read this press release and the documents that we reference in this press release and have filed with the Securities and Exchange Commission completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

The transaction, which is expected to close in the second calendar quarter of 2015, is structured as an Arrangement under the Business Corporations Act (Ontario) and as such is subject to approval by not less than two-thirds of the holders of each class of shares in the capital of Chango, voting separately, and a final order approving the Arrangement, including the fairness of its terms and conditions, by the Ontario Superior Court of Justice (Commercial List), as well as other customary closing conditions. Chango shareholders owing enough shares to meet the shareholder approval requirements have agreed to vote in favor of the Arrangement.

The Arrangement Agreement may be terminated by either party if the Arrangement is not consummated by May 31, 2015, by either party if an event occurs that is reasonably likely to have a material adverse effect on the other party, and for certain other reasons.

About Rubicon Project

Rubicon Project (NYSE: RUBI) has engineered the Advertising Automation Cloud, one of the largest real-time cloud and Big Data computing systems. The Company’s mission is to automate the buying and selling of advertising by offering innovative technology solutions to connect buyers and sellers globally. www.RubiconProject.com

@RubiconProject

Media Relations:

James Aldous

press@rubiconproject.com

626.376.5531

Investor Relations:

Erik Randerson, CFA

eranderson@rubiconproject.com

424.320.2133